Exhibit 99.1

Contact:	Thomas S. Elley

205-582-1200

FIRST US BANCSHARES, INC. ANNOUNCES CLOSING OF ACQUISITION OF THE PEOPLES BANK

BIRMINGHAM, AL (August 31, 2018) – First US Bancshares, Inc. (Nasdaq: FUSB) (the “Company”), the parent company of First US Bank (the “Bank”), headquartered in Birmingham, Alabama, announced today the closing of its acquisition of all of the outstanding capital stock of The Peoples Bank, headquartered in Rose Hill, Virginia (“Peoples”), and the subsequent completion of the merger of Peoples with and into the Bank. As a result of the transaction, the former offices of Peoples are now offices of the Bank and will operate under the name “First US Bank.”

“We are excited to welcome the customers and employees of Peoples to First US Bank,” said James F. House, President and Chief Executive Officer of the Company and the Bank. “The addition of Peoples represents an important milestone in the growth and diversification of our Bank. We look forward to working with the Peoples team to continue to build strong relationships with our customers and provide them with excellent service.”

“This transaction is the culmination of the hard work of numerous individuals to pursue our shared goal of serving the needs of our customers, employees and communities,” said Tracy E. Thompson, Chairman and Chief Executive Officer of The Peoples Bank. “We are pleased to become a part of First US Bank and look forward to the future of this growing banking enterprise.”

About First US Bancshares, Inc.

First US Bancshares, Inc. is a bank holding company that operates banking offices in Alabama, Tennessee and Virginia through First US Bank. In addition, the Company’s operations include Acceptance Loan Company, Inc., a consumer loan company (“ALC”), and FUSB Reinsurance, Inc., an underwriter of credit life and credit accident and health insurance policies sold to the Bank’s and ALC’s consumer loan customers. The Company files periodic reports with the U.S. Securities and Exchange Commission (the “SEC”). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.firstusbank.com. More information about the Company and the Bank may be obtained at www.firstusbank.com. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “FUSB.”

Forward-Looking Statements

This press release contains forward-looking statements, as defined by federal securities laws. Statements contained in this press release that are not historical facts are forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. In addition, the Company, through its senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of the Company’s senior management based upon current information and involve a number of risks and uncertainties. Specifically, with respect to statements relating to the Company’s acquisition of Peoples, these risks and uncertainties include difficulties, delays and unanticipated costs in integrating the organizations’ businesses or realizing expected cost savings and other benefits; business disruptions as a result of the integration of the organizations, including possible loss of customers; diversion of management time to address transaction-related issues; changes in asset quality and credit risk as a result of the transaction; and other risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and its subsequent filings with the SEC. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements. Forward-looking statements made by the Company in this press release, or elsewhere, speak only as of the date on which the statements were made. The Company undertakes no obligation to update these statements following the date of this press release, except as required by law.